Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Lumenis Ltd. of our report dated February 3, 2014, except for Note 19(a) as to which the date is February 13, 2014 relating to the financial statements of Lumenis Ltd. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Brightman Almagor Zohar & Co

Brightman Almagor Zohar & Co.,
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel
February 13, 2014